                                                                      Exhibit 11

                        PFF BANCORP, INC. AND SUBSIDIARY

            EXHIBIT 11.  STATEMENT RE: COMPUTATION OF PER SHARE LOSS


                                                 THREE MONTHS ENDED    SIX MONTHS ENDED
                                                 SEPTEMBER 30, 1996   SEPTEMBER 30, 1996
                                                 -------------------  -------------------
                                                 (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
Net Loss.......................................     $    (4,417)         $    (1,992)
                                                    ===========          ===========
Weighted average number of common shares
 and equivalents outstanding:
   Issued and outstanding......................      19,837,500           19,837,500
   Shares held by the ESOP which have not
     been committed to be released.............      (1,520,875)          (1,540,712)
                                                    -----------          -----------
Weighted average number of common shares
 and equivalents outstanding...................      18,316,625           18,296,788
                                                    ===========          ===========
Loss per share.................................     $     (0.24)         $     (0.11)
                                                    ===========          ===========


Earnings (loss) per share is meaningful only for the three and six months ended September 30, 1996, since the Company's common stock was issued March 28, 1996 in connection with the conversion of the Bank from the mutual to stock form of ownership.


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

                        PFF BANCORP, INC. AND SUBSIDIARY

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      PFF BANCORP, INC.


      November 13, 1996               /s/ LARRY M. RINEHART
--------------------------------      -----------------------------
            Date                      Larry M. Rinehart
                                      President, Chief Executive Officer
                                      and Director



       November 13, 1996              /s/ GREGORY C. TALBOTT
--------------------------------      -----------------------------------
            Date                      Gregory C. Talbott
                                      Senior Vice President, Chief Financial
                                      Officer and Treasurer



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